UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 2021

Date of Report (Date of earliest event reported)

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices) (Zip Code)

661-723-7723

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).       Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On or about May 11, 2021, Simulations Plus, Inc., a California corporation (the “Company”), mailed a proxy statement (the “Proxy Statement”) to its shareholders relating to a special meeting of the Company’s shareholders (the “Special Meeting”), which Special Meeting is to be held on Wednesday, June 23, 2021, at 2:00 p.m. Pacific Time, virtually via live webcast through www.virtualshareholdermeeting.com/SLP2021. The Proxy Statement included a proposal to approve the Company’s adoption of a new 2021 Equity Incentive Plan (the “2021 Plan”).

As disclosed in the Current Report on Form 8-K and supplemental proxy materials filed with the Securities and Exchange Commission (“SEC”) by the Company on June 8, 2021 (together, the “Supplemental Proxy Materials”), on June 3, 2021, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Special Meeting (the “June 3 Recommendation”), which included an unfavorable recommendation from ISS with respect to the Company’s adoption of the 2021 Plan. In response to the ISS recommendation to vote “against” the proposal to approve the 2021 Plan, on June 8, 2021, the Company revised the 2021 Plan to decrease the total number of shares of common stock authorized and reserved for issuance under the 2021 Plan from 2,100,000 shares (as originally proposed) to 1,300,000 shares (as revised, the “Revised 2021 Plan”). The Company made no other changes to the 2021 Plan.

On June 9, 2021, after reviewing the Supplemental Proxy Materials filed with the SEC, ISS published an updated proxy analysis and vote recommendation for the Special Meeting (the “June 9 Recommendation”). Although ISS’ analysis regarding the advisability of adopting the Revised 2021 Plan was significantly more favorable to the Company’s proposal in its June 9 Recommendation than in its June 3 Recommendation, ISS still recommended that the Company’s shareholders vote “against” adoption of the Revised 2021 Plan. ISS’ recommendation was based in part because the shareholder value transfer (“SVT”) for the proposed Revised 2021 Plan, as calculated by ISS under its proprietary model, exceeds ISS’ benchmark. ISS noted in its June 9 Recommendation that it included all remaining shares available for issuance under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) in its SVT analysis, despite the Company’s commitment not to issue any additional awards under the 2017 Plan unless shareholders do not approve the Revised 2021 Plan, based on the fact that the equity incentive plan related disclosures included in the Proxy Statement were as of August 30, 2020, the Company’s fiscal year end, and not a more current date.

The purpose of this Current Report on Form 8-K is to provide additional and updated information regarding equity awards granted, outstanding, and reserved for issuance under the Company’s equity incentive plans, including the 2017 Plan and its former 2007 Equity Incentive Plan (the “2007 Plan,” and together with the 2017 Plan, the “Plans”).

The following table provides information as of June 9, 2021 regarding the Plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,185,071	$25.34	256,848
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	1,185,071	$25.34	256,848

As of June 9, 2021, approximately 630,896 shares of Company common stock were subject to outstanding awards under the 2017 Plan and 256,848 shares of common stock were available for future awards under the 2017 Plan. As of June 9, 2021, approximately 554,175 shares of Company common stock were subject to outstanding awards under the 2007 Plan. The 2007 Plan expired by its terms in 2017, and no additional shares may be issued thereunder.

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Except as set forth above and in the Supplemental Proxy Materials filed with the SEC on June 8, 2021, the Proxy Statement remains unchanged. The Revised 2021 Plan will be presented for shareholder approval at the Special Meeting. The Company’s Board of Directors continues to recommend unanimously that shareholders vote “for” the proposal in the Proxy Statement, as supplemented by this supplement, to approve the Company’s Revised 2021 Plan. Any vote “for” or “against” the 2021 Plan proposal using the proxy card previously furnished to the shareholders of record as of April 26, 2021, the record date for the Special Meeting, or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote “for” or “against,” as applicable, the Revised 2021 Plan. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Special Meeting by submitting a new proxy bearing a later date via the Internet, by telephone, by mail or by attending the Special Meeting virtually and casting the online ballot, or as otherwise described in the Proxy Statement. If any shareholder would like a new proxy or has any questions, he or she should contact Will Frederick, the Company’s Chief Financial Officer and Corporate Secretary, at 42505 10th Street West, Lancaster, CA 93534, or at (661) 723-7723.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: June 10, 2021	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer

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